Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of PG&E Funding LLC for the year ended December 31, 2006, I, Christopher P. Johns, Chairman and President of PG&E Funding LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, to the best of my knowledge and belief, that:

(1) such Annual Report on Form 10-K of PG&E Funding LLC for the year ended December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K of PG&E Funding LLC for the year ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of PG&E Funding LLC.

/s/ Christopher P. Johns
Christopher P. Johns
Chairman and President

March 26, 2007

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of PG&E Funding LLC for the year ended December 31, 2006, I, Nicholas Bijur, Treasurer of PG&E Funding LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Annual Report on Form 10-K of PG&E Funding LLC for the year ended December 31, 2006, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Annual Report on Form 10-K of PG&E Funding LLC for the year ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of PG&E Funding LLC.

/s/ Nicholas Bijur
Nicholas Bijur
Treasurer

March 26, 2007